As filed with the Securities and Exchange Commission on September 10, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Hasbro, Inc.
(Exact name of registrant as specified in its charter)

Rhode Island	05-0155090
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1027 Newport Avenue, Pawtucket, Rhode Island 02862
(401) 431-8697
(Address, including zip code and telephone number,
including area code, of registrant’s principal executive offices)

Barry Nagler
Senior Vice President, General Counsel and Secretary
Hasbro, Inc.
1027 Newport Avenue
Pawtucket, Rhode Island 02862
(401) 431-8697
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Keith F. Higgins Julie H. Jones Ropes & Gray LLP One International Place Boston, Massachusetts 02110 Telephone: (617) 951-7000 Fax: (617) 951-7050	Edward S. Best Mayer Brown LLP 71 South Wacker Drive Chicago, Illinois 60606 Telephone: (312) 782-0600 Fax: (312) 701-7711

Approximate Date of Commencement of Proposed Sale of the Securities to the Public:   From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered	Registered	Price per Unit	Offering Price	Fee
Debt Securities.	(1)	(1)	(1)	(1)(2)

(1)	An indeterminate aggregate initial offering price and amount of debt securities is being registered as may from time to time be offered at indeterminate prices.

(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fee.

Prospectus

Debt Securities

Hasbro, Inc. may offer debt securities from time to time, in one or more offerings. The terms of the debt securities will be described in a prospectus supplement, together with other terms and matters related to the offering. You should read carefully both this prospectus and any prospectus supplement before making your investment decision.

We may offer and sell the debt securities on an immediate, continuous or delayed basis directly to investors or through underwriters, dealers or agents, or through a combination of these methods.

Investing in these securities involves certain risks.  See “Item 1A-Risk Factors” in our most recent Annual Report on Form 10-K incorporated by reference in this prospectus, and any other risk factors described in any Quarterly Report on Form 10-Q or in the applicable prospectus supplement, for a discussion of the factors you should carefully consider before deciding to purchase these securities.

The address of our principal executive offices is 1027 Newport Avenue, Pawtucket, Rhode Island 02862 and our telephone number at our principal executive offices is (401) 431-8697.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 10, 2007.

ABOUT THIS PROSPECTUS

Each time we offer debt securities using this prospectus, we will provide the specific terms and offering prices in a supplement to this prospectus. The prospectus supplements also may add, update or change the information in this prospectus and also will describe the specific manner in which we will offer these securities.

The applicable prospectus supplement also may contain important information about U.S. federal income tax consequences and, in certain circumstances, consequences under other countries’ tax laws to which you may become subject if you acquire the debt securities being offered by that prospectus supplement. The applicable prospectus supplement also may update or change information contained or incorporated by reference in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information”.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. You may read and copy any materials that we file with the SEC at its Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) 732-0330. Our filings are also available to the public from the website maintained by the SEC at http://www.sec.gov.

The SEC’s rules allow us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file subsequently with the SEC will automatically update and supersede the information included and/or incorporated by reference in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all of the securities offered by this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2006;

•	our Quarterly Report on Form 10-Q for the quarter ended April 1, 2007;

•	our Quarterly Report on Form 10-Q for the quarter ended July 1, 2007; and

•	our Current Reports on Form 8-K, filed on March 15, 2007, May 10, 2007, May 25, 2007 and August 2, 2007.

You may obtain documents incorporated by reference into this prospectus at no cost by requesting them in writing or telephoning us at the following address:

Hasbro, Inc.
Attn: Investor Relations
1027 Newport Avenue
P.O. Box 1059
Pawtucket, Rhode Island 02862
(401) 431-8697

Copies of these filings are also available, without charge, on our website at http://www.hasbro.com. The contents of our website have not been, and shall not be deemed to be, incorporated by reference into this prospectus.

This prospectus constitutes a part of a registration statement on Form S-3, referred to herein, including all amendments and exhibits, as the Registration Statement, that we have filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act. This prospectus does not contain all of the information contained in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. We refer you to the Registration Statement and related exhibits for further information regarding us and our debt securities. The Registration Statement may be inspected at the public reference facilities maintained by the SEC at the address set forth above or from the SEC’s website at http://www.sec.gov. Statements contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein concerning the provisions of any document filed as an exhibit to the Registration Statement are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

HASBRO, INC.

We are a worldwide leader in children’s and family leisure time entertainment products and services, including the design, manufacture and marketing of games and toys ranging from traditional to high-tech. Both internationally and in the U.S., our PLAYSKOOL, TONKA, MILTON BRADLEY, PARKER BROTHERS, TIGER, and WIZARDS OF THE COAST brands and products provide what we believe are the highest quality and most recognizable play experiences in the world.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds from the sale of our debt securities offered by this prospectus for general corporate and working capital purposes. General corporate and working capital purposes may include repayment of debt, repurchase of shares of our common stock, capital expenditures, possible acquisitions and any other purposes that may be stated in any prospectus supplement. The net proceeds may be invested temporarily or applied to repay short-term or revolving debt until they are used for their stated purpose.

RATIO OF EARNINGS TO FIXED CHARGES

Our consolidated ratio of earnings to fixed charges for each of the periods indicated are as follows:

	Six Months
	Ended	Years Ended in December
	July 1, 2007	2006	2005	2004	2003	2002

Ratio of Earnings to Fixed Charges(1)	4.85x	9.74x	8.33x	6.93x	4.56x	2.05x

(1)	For purposes of calculating the ratio of earnings to fixed charges, fixed charges include interest and one-third of rental expense (which we estimate to be the interest factor of rental expense); earnings available for fixed charges represent earnings before fixed charges and income taxes.

DESCRIPTION OF THE DEBT SECURITIES

The following description of the debt securities sets forth the material terms and provisions of the debt securities. The debt securities will be issued under an indenture, dated as of March 15, 2000, between us and The Bank of Nova Scotia Trust Company of New York, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The specific terms applicable to a particular issuance of debt securities and any variations from the terms set forth below will be set forth in the applicable prospectus supplement.

The following is a summary of the material terms and provisions of the indenture and the debt securities. You should refer to the indenture and the applicable prospectus supplement for complete information regarding the terms and provisions of the indenture and the debt securities.

General

The debt securities will be our unsecured senior obligations and will rank equally with all of our other unsecured senior indebtedness from time to time outstanding.

We currently conduct significant operations through our subsidiaries and, as a result, our cash flows depend in part upon the cash flows of these subsidiaries and the availability of those cash flows to us. In addition, the payment of dividends, distributions and certain loans and advances to us by our subsidiaries may be subject to statutory or contractual restrictions, depend upon the earnings of the subsidiaries and are subject to various business considerations. Any right to receive the assets of any of our subsidiaries upon their liquidation, reorganization or recapitalization will be structurally subordinated to the claims of the creditors and any preferred shareholders of the respective subsidiaries. These creditors would include trade creditors and in the future may include lenders of additional debt for borrowed money. As a result of this subordination, the rights of the holders of the debt securities to participate in any distribution of assets in the situations referred to above will be similarly subordinated. Even if we are recognized as a creditor of the subsidiary, our claims would still be subordinated to the claims of any creditor having any security interests in the assets of the subsidiary (to the extent of these assets) and any indebtedness of the subsidiary senior in right of payment to that held by us.

A prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. Under the indenture, the specific terms of a particular series of debt securities will include the following:

•	the title of the debt securities;

•	any limit on the amount(s) that may be issued;

•	the maturity date(s) or the method by which this date or these dates will be determined;

•	the interest rate, if any, or the method of computing the interest rate;

•	the date or dates from which interest will accrue, or how this date or these dates will be determined, and the interest payment date or dates, if any, and any related record dates;

•	any mandatory or optional sinking fund or similar provisions;

•	if other than the principal amount, the portion of the principal amount, or the method by which the portion will be determined, of the debt securities that will be payable upon declaration of acceleration of the maturity of the debt securities;

•	the terms and conditions on which we may redeem the debt securities;

•	the terms and conditions on which we may be required to redeem the debt securities;

•	the place(s) where payments, if any, will be made on the debt securities and the place(s) where debt securities may be presented for transfer;

•	if other than denominations of $1,000 and any integral multiple of $1,000, the denominations in which any debt securities to be issued in registered form will be issuable;

•	whether the debt securities are issuable as registered securities, bearer securities or both, and the terms upon which bearer securities may be exchanged for registered securities;

•	special provisions relating to the issuance of any bearer securities of any series;

•	whether the debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•	the currency in which payments may be payable;

•	any changes to or additional events of default or covenants;

•	the form of debt securities and coupons, if any; and

•	any other terms of the debt securities.

We will have the ability under the indentures to “reopen” a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of that series.

Unless otherwise indicated in the applicable prospectus supplement, the covenants contained in the indenture may not protect holders of the debt securities in the event of a highly leveraged or other transaction involving us or our subsidiaries that may adversely affect the holders of the debt securities.

Debt securities may be issued under the indentures as original issue discount securities. An original issue discount security is a security, including any zero-coupon security, which:

•	is issued at a price lower than the amount payable upon its stated maturity and

•	provides that upon redemption or acceleration of the maturity, an amount less than the amount payable upon the stated maturity shall become due and payable.

If a series of debt securities is issued as original issue discount securities, the special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities will be discussed in the applicable prospectus supplement.

Form, Exchange and Transfer

The debt securities will be issuable as registered securities, as bearer securities or both. Ownership and transfer of debt securities which are issued as bearer securities will be based upon possession or delivery of the actual certificate; that is, the owner of a debt security issued as a bearer security will presumptively be the “bearer” of the security. By contrast, the ownership or transfer of debt securities issued as registered securities will be listed in the security register described in the indenture. If the debt securities are issued in bearer form, any restrictions and considerations, including offering restrictions and U.S. federal income tax considerations applicable to these debt securities, and to payment on and transfer and exchange of, these debt securities, will be described in the applicable prospectus supplement.

The indenture provides that debt securities may be issuable in global form which will be deposited with, or on behalf of, a depositary, identified in an applicable prospectus supplement. If debt securities are issued in global form, one certificate will represent a large number of outstanding debt securities which may be held by separate persons, rather than each debt security being represented by a separate certificate.

If the purchase price, or the principal of, or any premium or interest on any debt securities is payable in, or if any debt securities are denominated in, one or more foreign currencies, the restrictions, elections, U.S. federal income tax considerations, specific terms and other information will be set forth in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, registered securities denominated in U.S. dollars will be issued only in denominations of $1,000 and whole multiples of $1,000 and bearer securities denominated in U.S. dollars will be issued only in denominations of $5,000 and whole multiples of $5,000.

Debt securities may be presented for exchange, and registered securities other than book-entry securities, may be presented for registration of transfer with the applicable form of transfer duly executed, at the office of any transfer agent or at the office of the Security Registrar, as defined in the indenture, without service charge and upon payments of any taxes and other governmental charges as described in the indenture. This registration of transfer or exchange will be effected upon the transfer agent or the Security Registrar, as the case may be, being satisfied with the documents of title and identity of the person making the request. Bearer securities will be transferable by delivery.

A debt security in global form may not be transferred except as a whole by or between the depositary for the debt security and any of its nominees or successors. If any debt security of a series is issuable in global form, the applicable prospectus supplement will describe:

•	any circumstances under which beneficial owners of interests in that global debt security may exchange their interests for definitive debt securities of that series of like tenor and principal amount in any authorized form and denomination,

•	the manner of payment of principal, premium and interest, if any, on that global debt security and

•	the specific terms of the depositary arrangement with respect to that global debt security.

Payment and Paying Agents

Unless otherwise specified in an applicable prospectus supplement, we will pay principal, any premium and interest on registered securities at the office of the paying agents we have designated, except that we may pay interest by check mailed to, or wire transfer to the account of, the holder. Unless otherwise specified in any applicable prospectus supplement, payment of any installment of interest on registered securities will be made to the person in whose name the registered security is registered at the close of business on the record date for this interest payment.

We will pay principal, any premium and interest on bearer securities in the currency and in the manner specified in the applicable prospectus supplement, subject to any applicable laws and regulations, at the paying agencies outside the United States we have designated. The paying agents outside the United States initially appointed by us for a series of debt securities will be named in the applicable prospectus supplement. In addition:

•	if debt securities of a series are issuable as registered securities, we will be required to maintain at least one paying agent in each place of payment for the series;

•	if debt securities of a series are issuable as bearer securities, we will be required to maintain a paying agent in a place of payment outside the United States where debt securities of the series and any coupons appertaining thereto may be presented and surrendered for payment; and

•	if the debt securities of a series are listed on any stock exchange located outside the United States and any such stock exchange requires us to maintain a paying agent in a city located outside the United States, we will comply with these requirements.

Covenants

Certain Definitions

For purposes of the following discussion, the following definitions are applicable.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, as of any particular time, the present value of the obligation of the lessee for rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended). The present value will be discounted at the rate of interest implicit in the terms of the lease involved in this Sale and Leaseback Transaction, as determined in good faith by us.

“Consolidated Net Tangible Assets” means, as determined at any time, the aggregate amount of assets included on our consolidated balance sheet, less applicable reserves, after deducting therefrom:

•	all current liabilities of us and our Subsidiaries, which includes current maturities of long-term indebtedness and

•	the total of the net book values of all assets of us and our Subsidiaries properly classified as intangible assets under U.S. generally accepted accounting principles,

in each case as of the end of the last fiscal quarter for which financial information is available at the time of this calculation.

“Funded Debt” means all indebtedness which by its terms matures more than 12 months after the time of the computation of this amount or which is extendible or renewable at the option of the obligor on this indebtedness to a time more than 12 months after the time of the computation of this amount or which is classified, in accordance with generally accepted accounting principles, on our balance sheet as long-term debt.

“Principal Property” means any real property, manufacturing plant, warehouse, office building or other physical facility or other like depreciable physical assets of us or of any Subsidiary, whether owned at or acquired after the date of the senior indenture, having a net book value at the time of the determination in excess of the greater of 5% of Consolidated Net Tangible Assets or $50 million. This definition excludes, in each case, any of the above which in the good faith opinion of our Board of Directors is not of material importance to the total business conducted by us and our Subsidiaries as a whole. As of the date of this Prospectus none of our assets constitute Principal Property as defined above.

“Sale and Leaseback Transaction” means any arrangement with any person providing for the leasing or use by us or any Subsidiary of any Principal Property, whether owned at the date of the indenture or thereafter acquired, excluding temporary leases of a term, including any renewal period, of not more than three years, which Principal Property has been or is to be sold or transferred by us or a Subsidiary to a person with an intention of taking back a lease of this property.

“Secured Debt” means indebtedness, other than indebtedness among us and our Subsidiaries, for money borrowed by us or a Subsidiary which is secured by:

•	a mortgage or other lien on any Principal Property, or

•	a pledge, lien or other security interest on any shares of stock or evidences of indebtedness of a Subsidiary.

If any amount of indebtedness among us and our Subsidiaries that is secured by any of these assets is transferred in any manner to any person other than us or a Subsidiary, this amount shall be deemed to be Secured Debt issued on the date of transfer.

“Subsidiary” means any corporation of which we, or we and one or more Subsidiaries, or any one or more Subsidiaries, directly or indirectly own a majority of the outstanding voting securities having voting power, under ordinary circumstances, to elect the directors of the corporation.

Restrictions on Secured Debt

If we or our Subsidiaries incur, assume or guarantee any Secured Debt, we must secure the debt securities equally and ratably with or, at our option, prior to the incurrence, assumption or guarantee of that Secured Debt. The foregoing restrictions are not applicable to:

•	any security interest on any property acquired by us or a Subsidiary and created within 180 days after the acquisition to secure or provide for the payment of all or any part of the purchase price of the property;

•	any security interest on any property improved or constructed by us or a Subsidiary and created within 180 days after the completion and commencement of commercial operation of the property to secure or provide for the payment of all or any part of the construction price of the property;

•	any security interest existing on property at the time of acquisition by us or a Subsidiary;

•	any security interest existing on the property or on the outstanding shares or indebtedness of a corporation at the time it becomes a Subsidiary, but not created in anticipation of the transaction in which the corporation becomes a Subsidiary;

•	any security interest on the property, shares or indebtedness of a corporation existing at the time the corporation is merged or consolidated with us or a Subsidiary or at the time of a sale, lease or other disposition of all or substantially all of the properties of a corporation or firm to us or a Subsidiary, but not created in anticipation of any such transaction;

•	any security interest in favor of governmental bodies to secure payments of any amounts owed under contract or statute; or

•	any extensions, renewals or replacements of any of the security interests referred to above.

Notwithstanding the above restriction, we and any one or more Subsidiaries may create, incur, assume or guarantee Secured Debt, including, for purposes of this paragraph, pursuant to a transaction to which the covenants described in the last item under the covenants described in “Consolidation, Merger, Sale or Conveyance” applies, without equally and ratably securing the debt securities to the extent that the sum of:

•	the amount of all Secured Debt then outstanding, other than Secured Debt referred to in the bullet points in the immediately preceding paragraph and Secured Debt deemed outstanding under the last item under the covenants described in “Consolidation, Merger, Sale or Conveyance” in connection with which we secure obligations on the debt securities then outstanding in accordance with the provisions of that item, plus

•	the amount of Attributable Debt in respect of Sale and Leaseback Transactions, other than Sale and Leaseback Transactions described in the bullet points in the immediately succeeding paragraph,

does not at the time exceed the greater of 10% of our Consolidated Net Tangible Assets or $100 million.

Restrictions on Sale and Leaseback Transactions

Sale and Leaseback Transactions by us or any Subsidiary of any Principal Property are prohibited unless at the effective time of the Sale and Leaseback Transaction:

•	we or the Subsidiary would be entitled, without equally and ratably securing the senior debt securities, to incur Secured Debt secured by a mortgage or security interest on the Principal Property to be leased pursuant to the covenant described in “Restrictions on Secured Debt” above, or

•	we or the Subsidiary would be entitled, without equally and ratably securing the senior debt securities, to incur Secured Debt in an amount at least equal to the Attributable Debt, or

•	we shall apply an amount equal to the Attributable Debt, within 180 days after the effective date of the Sale and Leaseback Transaction, to the prepayment or retirement of senior debt securities or other indebtedness for borrowed money which was recorded as Funded Debt of us and our Subsidiaries, including the prepayment or retirement of any mortgage, lien or other security interest in the Principal Property existing prior to the Sale and Leaseback Transaction. The aggregate principal amount of the senior debt securities or other indebtedness required to be so retired will be reduced by the aggregate principal amount of

•	any senior debt securities delivered within 180 days after the effective date of any the Sale and Leaseback Transaction to the trustee for retirement, and

•	other indebtedness retired by us or a Subsidiary within 180 days after the effective date of the Sale and Leaseback Transaction.

Consolidation, Merger, Sale or Conveyance

We have the ability to merge or consolidate with, or sell, convey, or lease all or substantially all of our property, to another corporation, provided that:

•	it is a corporation incorporated in the United States;

•	the corporation assumes all of our obligations under the indentures and the debt securities;

•	no event of default would occur; and

•	prior to any transaction or any acquisition by us of the properties of any other person, which would result in any Principal Property or any shares of capital stock or indebtedness of any Subsidiary owned by us or any Subsidiary becoming subject to any lien or other security interest not permitted by the covenant described under “Restrictions on Secured Debt,” we, by supplemental indenture, secure the payment of the principal and any premium and interest, on the debt securities then outstanding, equally and ratably with any other indebtedness also entitled to security immediately following the transaction.

Events of Default

The following are events of default with respect to any series of debt securities issued:

•	we fail to pay the principal or any premium when due;

•	we fail to deposit any sinking fund payment when due;

•	we fail to pay interest when due and our failure continues for 30 days;

•	we fail to observe or perform any other covenant, other than a covenant specifically relating to another series of debt securities and our failure continues for 90 days after receipt of written notice as provided in the indenture;

•	events of bankruptcy, insolvency or reorganization involving us or a Significant Subsidiary;

•	acceleration of indebtedness of us or a Significant Subsidiary aggregating more than $50 million;

•	final and non-appealable judgments or orders to pay against us or a Significant Subsidiary, in the aggregate at any one time, of more than $50 million, rendered by a court of competent jurisdiction, continued for 90 days during which execution shall not be effectively stayed or bonded, without discharge or reduction to $50 million or less; and

•	any other events of default provided with respect to debt securities of that series.

As used above, the term “Significant Subsidiary” has the meaning ascribed to it in Regulation S-X under the Securities Act. Generally, a Significant Subsidiary is a subsidiary, together with its subsidiaries, that satisfies any of the following conditions:

•	we and our other subsidiaries’ investments in and advances to the subsidiary exceed 10% of our total consolidated assets;

•	we and our other subsidiaries’ proportionate share of the total assets of the subsidiary exceeds 10% of our total consolidated assets; or

•	we and other subsidiaries’ equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of the subsidiary exceeds 10% of our consolidated income.

If an event of default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare each debt security of that series due and payable immediately by a notice in writing to us, and to the applicable trustee if given by holders. No notice is required in the event of a bankruptcy, insolvency or reorganization involving us or a Significant Subsidiary.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indenture or to seek other remedies if:

•	the holder has given written notice to the trustee of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

•	these holders have offered reasonable indemnity to the trustee to institute proceedings as trustee;

•	the trustee does not institute a proceeding within 60 days; and

•	the trustee has not received written directions inconsistent with the request from the holders of a majority of the principal amount of the outstanding debt securities of that series during that 60-day period.

We will annually file statements with the trustee regarding our compliance with the covenants in the indenture. The trustee will generally give the holders of debt securities notice within 90 days of the occurrence of an event of default known to the trustee.

Waiver, Modifications and Amendment

The holders of a majority of the principal amount of the outstanding debt securities of any particular series may waive past defaults with respect to that particular series, except for:

•	defaults on any required payments; or

•	defaults relating to any covenants of the indenture which cannot be changed without the consent of each holder of a debt security affected by the change.

The holders, voting as a single class and not by individual series, of a majority in aggregate principal amount of the outstanding senior debt securities of each series affected may waive our compliance with some of the restrictive provisions of the indenture.

We and the trustee may amend the indenture with the consent of the holders of a majority in aggregate principal amount of the debt securities outstanding thereunder. In addition, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of a majority of the principal amount of the outstanding debt securities of each series that is affected. However, the following changes may only be made with the consent of each affected holder:

•	changing the stated maturity of principal or of any installment of principal or interest;

•	reducing the principal amount or any premium;

•	reducing the rate of interest;

•	reducing any premium payable upon redemption;

•	reducing the principal amount of an original issue discount security due and payable upon an acceleration of maturity;

•	changing the currency of payment of, or deleting any country from places of payment on, the debt securities or changing the obligation to maintain paying agencies;

•	impairing the right to sue for any payment on a debt security;

•	reducing the percentage of debt securities referred to above, the holders of which are required to consent to any waiver or amendment; or

•	modifying any of the above requirements.

For purposes of computing the required consents referred to above, and for all other purposes under the indenture, the aggregate principal amount of any outstanding debt securities not payable in U.S. dollars is the amount of U.S. dollars that could be obtained for this principal amount based on the spot rate of exchange for the applicable foreign currency or currency unit as determined by us or by an authorized exchange rate agent.

Defeasance and Covenant Defeasance

Unless otherwise specified in the applicable prospectus supplement, subject to certain conditions, we may elect either:

•	defeasance, whereby we are discharged from any and all obligations with respect to the debt securities, except as may be otherwise provided in the indenture; or

•	covenant defeasance, whereby we are released from our obligations with respect to any of the debt securities described above under “Covenants — Restrictions on Secured Debt” and “Covenants — Restrictions on Sale and Leaseback Transactions.”

We may do so by depositing with the trustee money, and/or certain government securities which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal and any premium and interest on the debt securities, and any mandatory sinking fund or analogous payments on their scheduled due dates. This type of a trust may only be established if, among other things, we have delivered to the trustee an opinion of counsel meeting the requirements set forth in the indenture. The applicable prospectus supplement may further describe the provisions, if any, permitting this type of defeasance or covenant defeasance with respect to debt securities of a particular series.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Trustee

The Bank of Nova Scotia Trust Company of New York is the trustee under the indenture. We may, from time to time, borrow from or maintain deposit accounts and conduct other banking transactions with The Bank of Nova Scotia or its affiliates in the ordinary course of business.

PLAN OF DISTRIBUTION

General

The debt securities may be sold:

•	to or through underwriting syndicates represented by managing underwriters;

•	to or through one or more underwriters without a syndicate;

•	through dealers or agents; or

•	to investors directly in negotiated sales or in competitively bid transactions.

The prospectus supplement for each series of debt securities we sell will describe, to the extent required, information with respect to that offering, including:

•	the name or names of any underwriters and the respective amounts underwritten;

•	the purchase price and the proceeds to us from that sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges on which the securities may be listed; and

•	any material relationships with the underwriters.

Underwriters

If underwriters are used in the sale, we will execute an underwriting agreement with those underwriters relating to the debt securities that we will offer. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase these debt securities will be subject to conditions and the underwriters will be obligated to purchase all of these debt securities if any are purchased.

The debt securities subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these debt securities for whom they may act as agent. Underwriters may sell these debt securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Agents

We may also sell any of the debt securities through agents designated by us from time to time. We will name any agent involved in the offer or sale of these debt securities and will list commissions payable by us to these agents in the applicable prospectus supplement. These agents will be acting on a best efforts basis to solicit purchases for the period of its appointment, unless we state otherwise in the applicable prospectus supplement.

Direct sales

We may sell any of the debt securities directly to purchasers. In this case, we will not engage underwriters or agents in the offer and sale of the applicable securities.

Indemnification

We may indemnify underwriters, dealers or agents who participate in the distribution of debt securities against certain liabilities, including liabilities under the Securities Act, and agree to contribute to payments which these underwriters, dealers or agents may be required to make.

No assurance of liquidity

The debt securities registered hereby may be a new issue of debt securities with no established trading market. Any underwriters that purchase debt securities from us may make a market in these debt securities. The underwriters will not be obligated, however, to make a market and may discontinue market-making at any time without notice to holders of the debt securities. We cannot assure you that there will be liquidity in the trading market for any debt securities of any series.

VALIDITY OF DEBT SECURITIES

The validity of the debt securities offered by this prospectus and any prospectus supplement will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts.

EXPERTS

The consolidated financial statements and schedule of Hasbro, Inc. and subsidiaries as of December 31, 2006 and December 25, 2005, and for each of the fiscal years in the three-year period ended December 31, 2006, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. KPMG LLP’s report covering the December 31, 2006 consolidated financial statements refers to a change in the accounting for pensions and other postretirement benefits other than pensions and a change in the accounting for share-based payments.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution*

The following table sets forth all fees and expenses payable by the registrant in connection with the issuance and distribution of the debt securities being registered hereby (other than underwriting discounts and commissions).

	Estimated
	Amounts

Securities and Exchange Commission registration fee under the Securities Act		(1)(2)
Printing and engraving expenses		(2)
Legal fees and expenses		(2)
Rating agency fees		(2)
Accountants’ fees and expenses		(2)
Trustee fees and expenses		(2)
Total		(2)

(1)	Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act.

(2)	The aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers

The Registrant is incorporated in Rhode Island. Under Section 7-1.2-814 of the Rhode Island Business Corporation Act, a Rhode Island corporation has the power, under specified circumstances, to indemnify any individual made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was an officer or director if:

•	he or she conducted himself or herself in good faith,

•	he or she reasonably believed, in the case of conduct in his or her official capacity with the corporation, that his or her actions were in the corporation’s best interests, and in all other cases, that his or her conduct was at least not opposed to the corporation’s best interests,

•	in criminal proceedings, he or she had no reasonable cause to believe that his or her conduct was unlawful, or

•	he or she engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation.

The foregoing statement is subject to the detailed provisions of 7-1.2-814 of the Rhode Island Business Corporation Act.

Article X of the By-Laws of the Registrant provides that the Registrant shall indemnify its directors and officers to the full extent permitted by Section 7-1.2-814 of the Rhode Island Business Corporation Act, as the same may be amended from time to time.

Section 7-1.2-202 of the Rhode Island Business Corporation Act provides that articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director provided that the provision shall not eliminate or limit the liability of a director:

•	for any breach of the director’s duty of loyalty to the corporation or its shareholders,

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

•	under Section 7-1.2-811 of the Rhode Island Business Corporation Act, which relates to liability for unauthorized acquisitions or redemptions of, or dividends or distribution on, capital stock, or

•	for any transaction from which the director derived an improper personal benefit, unless said transaction is permitted by Section 7-1.2-807 of the Rhode Island Business Corporation Act, which relates to director conflicts of interest.

No provision eliminating or limiting the personal liability of a director will be effective with respect to causes of action arising prior to the inclusion of the provision in the articles of incorporation of the corporation.

Article Thirteenth of the Registrant’s Articles of Incorporation contains such a provision.

Section 7-1.2-814(i) of the Rhode Island Business Corporation Act empowers a Rhode Island corporation to purchase and maintain insurance on behalf of any individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan, against any liability asserted against him or her and incurred by him or her in any corporate capacity or arising out of his or her status as a director, officer, employee, or agent of the corporation, whether or not the corporation would have the power to indemnify him or her against the liability under the provisions of such section. The Registrant has a directors and officers liability insurance policy.

The Registrant has entered into an indemnification agreement with each of its directors, whereby the Registrant has agreed to indemnify each such director for amounts which the director is legally obligated to pay, including judgments, settlements of fines, including certain related expenses to be advanced by the Registrant, due to any actual or alleged breach of duty, neglect, error, misstatement, misleading statement or other act or omission by a director in his capacity as a director. This indemnification excludes claims:

•	covered by the Registrant’s directors and officers liability insurance policy,

•	for which the director is otherwise indemnified or reimbursed,

•	relating to certain judgments or adjudications under which the director is liable for breaches of duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or involving knowing violations of law, actions or certain transactions from which the director derives an improper personal benefit,

•	relating to the director’s liability for accounting for profits under Section 16 of the Exchange Act,

•	in respect of remuneration, if found unlawful, and

•	as to which a final and non-appealable judgment has determined that payment to the director thereunder is unlawful.

Item 16.	Exhibits

A list of exhibits filed herewith or incorporated by reference is contained in the Index to Exhibits beginning on page E-1, which is incorporated herein by reference.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act, to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at the date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act, to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act, or the Act, in accordance with the rules and regulations prescribed by the SEC under Section 305(b)2 of the Act.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pawtucket, State of Rhode Island, on September 10, 2007.

HASBRO, INC.

By:	/s/ Alfred J. Verrecchia Name: Alfred J. Verrecchia Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 10, 2007.

Further, we, the undersigned officers and directors of the Company hereby severally constitute and appoint David D. R. Hargreaves, Barry Nagler and Tarrant L. Sibley and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities as indicated, any and all amendments or supplements to this Registration Statement on Form S-3 of the Company, including post-effective amendments to the Registration Statement and generally to do all such things in connection therewith in our name and on our behalf in our capacities as indicated to enable the Company to comply with the provisions of the Securities Act of 1933 and all requirements of the SEC, hereby ratifying and confirming our signatures as they may be signed by our said attorneys or any of them, to any and all amendments.

Name	Capacity

/s/ Alfred J. Verrecchia Alfred J. Verrecchia	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ David D. R. Hargreaves David D. R. Hargreaves	Executive Vice President, Finance and Global Operations and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Basil L. Anderson Basil L. Anderson	Director

/s/ Alan R. Batkin Alan R. Batkin	Director

/s/ Frank J. Biondi, Jr. Frank J. Biondi, Jr.	Director

/s/ John M. Connors, Jr. John M. Connors, Jr.	Director

/s/ Michael W.O. Garrett Michael W.O. Garrett	Director

Name	Capacity

/s/ E. Gordon Gee E. Gordon Gee	Director

/s/ Jack M. Greenberg Jack M. Greenberg	Director

/s/ Alan G. Hassenfeld Alan G. Hassenfeld	Director

/s/ Claudine B. Malone Claudine B. Malone	Director

/s/ Edward M. Philip Edward M. Philip	Director

/s/ Paula Stern Paula Stern	Director

INDEX TO EXHIBITS

Exhibit
Number	Description

1.1	Underwriting Agreement.*
4.1	Indenture, dated as of March 15, 2000, by and between the Company and The Bank of Nova Scotia Trust Company of New York. (Incorporated by reference to Exhibit 4(b)(i) to the Company’s Annual Report on Form 10-K for the Fiscal Year Ended December 26, 1999, File No. 1-6682.)
5.1	Opinion of Ropes & Gray LLP as to legality of the debt securities.**
12	Computation of Ratio of Earnings to Fixed Charges.**
23.1	Consent of KPMG LLP.**
23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included on signature pages to this Registration Statement).
25	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939, as amended, of The Bank of Nova Scotia Trust Company of New York, as trustee.**

*	To be filed subsequently on Form 8-K or by post-effective amendment.

**	Filed herewith.